As filed with the Securities and Exchange Commission on July 13, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLEXA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3161073 (I.R.S. Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545

(Address of principal executive offices)

Lynx Therapeutics, Inc. 1992 Stock Option Plan
The Solexa Share Option Plan for Consultants
The Solexa Unapproved Company Share Option Plan
Solexa Limited Enterprise Management Incentive Plan

(Full title of the plans)

John West
Chief Executive Officer
Solexa, Inc.
25861 Industrial Blvd.
Hayward, California 94545
(510) 670-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Kitch, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered (1)	Price per Share (2)(3)	Offering Price (2)(3)	Registration Fee
Common Stock, par value $0.01 per share	1,803,139 shares	$1.7656-6.075	$8,019,567.96	$943.90

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Registrant’s Common Stock that become issuable in respect of the shares registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the NASDAQ SmallCap Market on July 12, 2005, in accordance with Rule 457(c) of the Securities Act.

(3)	Calculated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the weighted average exercise price of the outstanding options.

The registration fee is calculated as follows:

		Offering Price		Aggregate Offering
Title of Securities to be Registered	Number of Shares	Per Share		Price
Common Stock, $0.01 par value, reserved for future issuance under the Lynx Therapeutics, Inc. 1992 Stock Option Plan	1,000,000	$6.075	(2)	$6,075,000.00	(2)
Common Stock, $0.01 par value, to be issued under the Solexa Share Option Plan for Consultants	405,180	$1.7656	(3)	$715,385.81	(3)
Common Stock, $0.01 par value, to be issued under the Solexa Unapproved Company Share Option Plan	76,709	$3.6776	(3)	$282,105.02	(3)
Common Stock, $0.01 par value, to be issued under the Solexa Limited Enterprise Management Incentive Plan	321,250	$2.9481	(3)	$947,077.13	(3)
Total	1,803,139			$8,019,567.96

The registration fee is calculated as follows:
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 4. DESCRIPTION OF SECURITIES
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Item 7. EXEMPTION FROM REGISTRATION CLAIMED
Item 8. EXHIBITS
Item 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Solexa, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

     (a) Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 000-22570), filed with the SEC on March 31, 2005;

     (b) Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (File No. 000-22570), filed with the SEC on May 23, 2005;

     (c) Registrant’s Current Reports on Form 8-K (File No. 000-22570), filed with the SEC on January 3, 2005, January 10, 2005, March 7, 2005 (as amended by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on May 20, 2005), March 29, 2005, April 8, 2005, April 26, 2005, May 11, 2005, May 23, 2005, June 9, 2005 and June 28, 2005; and

     (d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 (File No. 000-22570), filed with the SEC on October 5, 1993, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VI of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may hereafter be amended, a director of the Registrant shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.

     The Registrant’s Bylaws, as amended, provide that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law or other applicable law, though the extent of indemnification may be modified through individual contracts. The Registrant shall not be required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, or (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to Delaware law. The Registrant’s Bylaws, as amended, provide that the Registrant may indemnify its other officers, employees and agents as set forth in Delaware law. The Registrant has the power to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to its Bylaws, as amended.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant’s Bylaws, as amended. These agreements, among other things, provide for indemnification of the Registrant’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts that any such person becomes legally obligated to pay because of any claims made against or by such person in connection with any action or proceeding to which such person is, was, or is threatened to be made a party by reason of the fact that such person serves or served as a director, officer, employee or other agent of the Registrant or any other company or enterprise at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit
Number	Description
4.1(1)	Form of Common Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Solexa, Inc.
23.2	Consent of Ernst & Young LLP, Independent Auditors, with respect to Solexa Limited.
23.3	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney is contained on the signature pages.
99.1	Lynx Therapeutics, Inc. 1992 Stock Option Plan, as amended.
99.2	The Solexa Share Option Plan for Consultants.
99.3	The Solexa Unapproved Company Share Option Plan.
99.4	Solexa Limited Enterprise Management Incentive Plan.

(1)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, and incorporated herein by reference.

Item 9. UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 13th day of July, 2005.

Solexa, Inc.
By:	/s/ John West
John West
Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John West and Linda Rubinstein, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John West JOHN WEST	Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2005

/s/ Linda M. Rubinstein LINDA M. RUBINSTEIN	Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2005

/s/ Craig C. Taylor CRAIG C. TAYLOR	Chairman of the Board	July 13, 2005

/s/ Genghis Lloyd-Harris GENGHIS LLOYD-HARRIS	Director	July 13, 2005

/s/ Stephen D. Allen STEPHEN D. ALLEN	Director	July 13, 2005

HERMANN HMAUSER	Director	July ___, 2005

/s/ G. Mason Morfit G. MASON MORFIT	Director	July 13, 2005

/s/ Douglas M. Fambrough DOUGLAS M. FAMBROUGH	Director	July 13, 2005

EXHIBIT INDEX

Exhibit
Number	Description
4.1(1)	Form of Common Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Solexa, Inc.
23.2	Consent of Ernst & Young LLP, Independent Auditors, with respect to Solexa Limited.
23.3	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney is contained on the signature pages.
99.1	Lynx Therapeutics, Inc. 1992 Stock Option Plan, as amended.
99.2	The Solexa Share Option Plan for Consultants.
99.3	The Solexa Unapproved Company Share Option Plan.
99.4	Solexa Limited Enterprise Management Incentive Plan.

(1)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, and incorporated herein by reference.